UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2007

(Date of Report/Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Eric A. Simonsen, resigned as Interim Chief Financial Officer of Solo Cup Company as of the close of business on January 12, 2007. Mr. Simonsen is a managing director of AlixPartners, a financial advisory firm specializing in performance improvement and corporate restructuring, and has been serving as the Company’s Interim Chief Financial Officer since July 27, 2006. During that time, the Company filed a restatement of certain of its financial statements and successfully concluded an amendment to its credit facility. Since these and other specific tasks for which Mr. Simonsen had been engaged were completed, the Board of Directors determined that the external services provided by AlixPartners in this role were no longer needed. The Company continues to actively search for a permanent Chief Financial Officer. Mr. Simonsen did not resign due to any disagreement or dispute with the management or directors of the Company on any matter relating to the Company’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

	By:	/s/ Robert M. Korzenski
Robert M. Korzenski
Chief Executive Officer and President

Date: January 18, 2007

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